Exhibit 4.10


                                                      Common Stock Warrant No.__

     This Warrant has not been registered under the Securities Act of 1933, as amended (the "Act"), or any applicable state securities laws, and may not be sold or transferred unless such sale or transfer is in accordance with the registration requirements of such Act and applicable laws or some other exemption from the registration requirements of such Act and applicable laws is available with respect thereto.

     This Warrant is non-detachable from the shares of Series C Preferred Stock held by the holder of this Warrant and may not be assigned, transferred or conveyed separately from such shares of Series C Preferred Stock subject to
Section 20 hereof.

     This Warrant is subject to the forfeiture provisions and certain other restrictions contained in Article 9 of the Merger Agreement. By acceptance of this Warrant, Holder hereby agrees to be bound by such forfeiture provisions and restrictions.


                               MOTHERS WORK, INC.

                               WARRANT TO PURCHASE
                                  COMMON STOCK

     1. Issuance. This Warrant is issued by Mothers Work, Inc., a Delaware corporation (the "Company"), to ________________(the "Holder"), a Seller under the Agreement and Plan of Merger (the "Merger Agreement"), dated October 15, 2001, by and among the Company, iMaternity Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ("Merger Sub"), eSpecialty Brands, LLC, a Delaware limited liability company ("eSpecialty") and the Sellers listed on Schedule I to the Merger Agreement (each, a "Seller" and collectively, the "Sellers"), on this 17th day of October, 2001 (the "Warrant Issuance Date"). This Warrant is issued as part of the merger consideration received by such Seller in connection with the merger of Merger Sub with and into eSpecialty pursuant to the Merger Agreement.

     2. Purchase Price; Number of Shares. Subject to the terms and conditions hereinafter set forth, the registered holder of this Warrant (the "Holder") is entitled, upon surrender of this Warrant with the duly executed Notice of Exercise attached hereto as Exhibit A ("Notice of Exercise"), at the office of the Company, to purchase _____________________________________________ (______)
shares of common stock of the Company, par value $.01 per share (the "Common Stock"), at the per share exercise price of Twenty Two Dollars and Fifty Cents ($22.50) (the "Purchase Price") (each such share shall sometimes be hereinafter referred to as a "Warrant Share"). If an exercise of any portion of this Warrant is to be made in connection with a registered public offering or the sale of the Company, the exercise of any portion of this Warrant may, at the election of the holder hereof, be conditioned upon the consummation of the public offering or sale of the Company in which case such exercise shall not be deemed to be effective until the consummation of such transaction. Notwithstanding anything to the contrary herein, this Warrant shall not be exercisable from the date of the Qualifying Notice of Offer to Purchase (as defined in the Merger Agreement) until the date the Holder accepts such Qualifying Offer to Purchase by tendering such Holder's shares of Series C Preferred Stock in accordance with the terms of the Qualifying Offer to Purchase.

     3. Payment of Purchase Price. The Purchase Price may be paid (i) in cash or by bank or cashier's check, (ii) by the surrender by the Holder to the Company of shares of Series C Cumulative Preferred Stock, par value $.01 per share, of the Company (the "Series C Preferred Stock"), with each such share of Series C Preferred Stock so surrendered being credited against the Purchase Price in an amount equal to the Stated Value (as defined in the Series C Cumulative Preferred Stock Certificate of Designation of the Company, filed with the Secretary of the State of Delaware on October 17, 2001) thereof plus any accrued and unpaid dividends thereon to the date of surrender or (iii) by any combination of the foregoing.

     4. Mandatory Exercise. During the period from the third anniversary of the Warrant Issuance Date until the Expiration Date (the "Mandatory Exercise Period"), the Holder shall exercise this Warrant promptly following written notice from the Company to the Holder (the "Mandatory Exercise Notice") that the Company has elected its Mandatory Exercise Right (as hereinafter defined) in respect of this Warrant. "Mandatory Exercise Right" means the right of the Company (exercisable in its sole discretion) to require the Holder to exercise this Warrant during the Mandatory Exercise Period if, during such period, the last reported sales price of the Common Stock on the Nasdaq National Market (or other primary exchange, market or quotation service, if the Common Stock is not traded on the Nasdaq National Market) equals or exceeds Forty Dollars ($40.00) per share (as may be proportionately adjusted in accordance in accordance with
Section 11 hereof) (the "Minimum Trading Price") for at least ninety (90) consecutive trading days. If the Holder fails to exercise this Warrant within thirty (30) days after receipt of a Mandatory Exercise Notice, then the Company may exercise the Warrant on behalf of the Holder by means of a net issue election as provided in Section 5 hereof.

     5. Net Issue Election. Upon exercise of the Warrant, the Holder may elect to receive, without the payment by the Holder of any additional consideration, shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the duly executed Notice of Exercise, at the office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

                                    X=Y(A-B)
                                    --------
                                        A

     where X = the number of shares to be issued to the Holder  pursuant to this
Section 5.

     Y = the number of shares covered by this Warrant in respect of which the net issue election is made pursuant to this Section 5.

     A = the fair market value of one (1) share of Common Stock. If the Company's securities are registered pursuant to the Act, the fair market value shall mean the average high and low prices of the Common Stock on the day prior to the exercise of this Warrant, if the Common Stock is being traded on a national exchange; or the last reported sale price on the day prior to exercise of this Warrant, if the Common Stock is traded on the Nasdaq National Market, and if the Common Stock is not traded on a national exchange; or the closing bid price (or average of bid prices) last quoted on the day prior to the exercise of this Warrant by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market or a national exchange. If the election occurs in connection with the registration of securities, then the fair market value shall be the price offered to the public. Otherwise, the fair market value shall be as determined in good faith by the Board, at the time the net issue election is made pursuant to this Section 5.

     B = the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 5.

     6. Partial Exercise. This Warrant may be exercised in part, and the Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of shares in respect of which this Warrant shall not have been exercised, and be otherwise identical to this Warrant.

     7. Issuance Date. The person or persons in whose name or names any certificate representing shares of Common Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Warrant is duly exercised with respect to such shares, whether or not the transfer books of the Company shall be closed. The issuance of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the holder for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock.

     8. Warrant Shares Proxy. Each Warrant Share shall be subject to an irrevocable proxy, a form of which is attached to the Merger Agreement (the "Warrant Shares Proxy"). Such Warrant Share Proxy shall terminate, in respect of any Warrant Share sold to a third party unaffiliated with the holder thereof.

     9. Expiration Date. Unless terminated earlier pursuant to the forfeiture provisions of the Merger Agreement, this Warrant shall expire at the close of business on October 17, 2008 (the "Expiration Date"), and shall be void thereafter.

     10. Certain Covenants. The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized shares of Common Stock, free from all preemptive rights, rights of first refusal or similar rights therein, as will be sufficient to permit the exercise of this Warrant in full. The Company further covenants that, assuming the receipt by the Company of the consideration therefor, such shares as may be issued pursuant to the exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof. Promptly after delivery of this Warrant, the Company will file with the domestic securities exchange on which the Company's Common Stock is traded (the "Applicable Exchange"), the appropriate notification form for the listing of additional shares in a form reasonably acceptable to the Holder of this Warrant pursuant to the rules and regulations of the Applicable Exchange in respect of the Common Stock issuable upon exercise of this Warrant. For so long as the Company is required to file reports under Section 13 of the Exchange Act (as hereinafter defined), the Company shall file all reports required to be filed by it under the Securities Act of 1933 (as amended, the "Securities Act") and the Securities Exchange Act of 1934 (as amended, the "Exchange Act") and the rules and regulations adopted by the Securities Exchange Commission ("SEC") thereunder and shall take such further action as any holder or holders of Common Stock issuable upon exercise of this Warrant may request, all to the extent required to enable such holder to sell such Common Stock (and all shares issued in respect of such Common Stock) pursuant to (i) Rule 144 adopted by the SEC under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the SEC or (ii) a registration statement on Form S-2 or S-3 or any similar registration form hereafter adopted by the SEC. Upon request in connection with a transfer or registration, the Company shall deliver to any holder of this Warrant a written statement as to whether it has complied with such requirements. Promptly after delivery of this Warrant, the Company will file with the Applicable Exchange the appropriate notification form for the listing of additional shares in a form reasonably acceptable to the holder of this Warrant pursuant to the rules and regulations of the Applicable Exchange in respect of the Common Stock issuable upon exercise of this Warrant and the Company shall at all times cause the Common Stock issuable upon exercise of this Warrant to be listed on the Applicable Exchange.

     11. Adjustments. If at any time after the Warrant Issuance Date, the Company subdivides the Common Stock, by split-up or otherwise, or combines the Common Stock, or issues additional shares of Common Stock in payment of a stock dividend on the Common Stock, the number of shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Purchase Price (and Minimum Trading Price) shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination. Whenever the Purchase Price (and Minimum Trading Price) is adjusted, as herein provided, the Company shall promptly deliver to the Holder a certificate of an officer of the Company setting forth the Purchase Price (and Minimum Trading Price) after such adjustment and setting forth a brief statement on the facts requiring such adjustment.

     12. Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) solely stock, securities or other non-cash consideration with respect to or in exchange for Common Stock is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Company shall make appropriate provision (in form and substance reasonably satisfactory to the holder of this Warrant) to insure that the holder of this Warrant shall thereafter have the right to acquire and receive, in lieu of or addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such holder's Warrant, such shares of stock, securities or other non-cash consideration as may be issued or distributed with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of such holder's Warrant had such Organic Change not taken place. In any such case, the Company shall make appropriate provision (in form and substance reasonably satisfactory to the holder of this Warrant) with respect to such holders' rights and interests to insure that the provisions of this Warrant shall thereafter be applicable to the Warrants. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance reasonably satisfactory to the holder of this Warrant) the obligation to deliver to each such holder such shares of stock, securities or other non-cash consideration as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

     13. No Rights as a Stockholder. The Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein (and then only to the extent so exercised), except for the notices provided in Section 13 hereof.

     14. Fractional Shares. In no event shall any fractional share of Common Stock be issued upon any exercise of this Warrant.

     15. Notices of Record Date, Etc. In the event of:

          a. any setting a record date by the Company in respect of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right,

          b. any reclassification of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets,

          c. any adjustment to the Purchase Price, the Minimum Trading Price, or the number of shares of Common Stock issuable upon exercise of this Warrant; or

          d. any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will mail or cause to be mailed to the Holder a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which any such reclassification, reorganization, consolidation, merger, sale or conveyance, adjustment, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record in respect of such event are to be determined. Such notice shall be mailed at least ten (10) days prior to the date specified in such notice on which any such action is to be taken.

     16. Amendment. The terms of this Warrant may be amended, modified or waived only by written agreement of the Company and the Holder.

     17. Warrant Register Transfer, Etc.

          a. The Company will maintain a register containing the names and addresses of the registered holders of outstanding Warrants. The Holder may change its address as shown on the warrant register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be given by certified mail or delivered to the Holder at its address as shown on the warrant register.

          b. This Warrant may not be transferred or assigned in whole or in part by the Holder without the prior written consent of the Company, which consent shall not be unreasonably withheld (it being understood that the Company may, in its sole discretion, withhold consent to any transfer of the Warrant to any other Seller (other than to an affiliate as provided below) or to any person seeking to obtain control of the Company), except that prior written consent of the Company will not be required for a transfer of the Warrant in whole by the Holder to an "affiliate" of the Holder. Prior to the effectiveness of any transfer of this Warrant, the transferee must agree in writing to be bound by the forfeiture provisions and certain other restrictions contained in Article 8 of the Merger Agreement and to accept this Warrant subject to such provisions and restrictions. An "affiliate" of the Holder shall mean any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with the Holder. Prior to and as a condition to effecting any such transfer the Holder shall deliver to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that such transfer will comply with all applicable securities laws.

          c. In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant (including a reasonably detailed affidavit with respect to the circumstances of any loss, theft or destruction) and of indemnity reasonably satisfactory to the Company.

     18. No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder.

Without limiting the generality of the foregoing, the Company shall use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction over it as may be reasonably necessary to enable the Company to perform its obligations under this Warrant.

     19. Governing Law. The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to the principles of conflict of laws of the Commonwealth of Pennsylvania or any other jurisdiction.

     20. Successors and Assigns; Non-Detachable. This Warrant shall be binding upon the Company's successors and assigns and shall inure to the benefit of the Holder's successors, legal representatives and permitted assigns. This Warrant is non-detachable from the shares of Series C Preferred Stock held by Holder and may not be assigned, transferred or conveyed separately from such shares of Series C Preferred Stock and then only in conjunction with a the execution and joinder of the transferee as provided in Section 9.12(d) of the Merger Agreement; provided, however, during a Put Option Default Period (as defined in the Series C Certificate of Designation of the Company filed with the Secretary of State of the State of Delaware on October 17, 2001) Holder may transfer or convey this Warrant separately from the shares of Series C Preferred Stock held by such Holder.

     21. Business Days. If the last or appointed day for the taking of any action required or the expiration of any right granted herein shall be a Saturday or Sunday or a legal holiday in the Commonwealth of Pennsylvania, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday.

     22. References to Common Stock. If there is a change such that the securities issuable upon exercise of the Warrants are issued by an entity other than the Company or there is a change in the class of securities so issuable, then the term "Common Stock" shall mean one share of the security issuable upon exercise of the Warrants if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer, as of the date above written.

                                                     MOTHERS WORK, INC.



                                                     By: /s/ Rebecca C. Matthias
                                                         -----------------------
                                                     Name: Rebecca C. Matthias
                                                     Title: President

                                    EXHIBIT A

                             NOTICE OF EXERCISE FORM


To: ____________________________                   Dated: ______________________


     The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to purchase the number of shares of Common Stock covered by such Warrant and [Holder must elect (a), (b) or (c)]:

     (a) purchase the number of shares of Common Stock covered by this Warrant and herewith makes payment of $_________ , representing the full Purchase Price for a total of _______ shares of Common Stock at the exercise price per share provided for in this Warrant; or

     (b) purchase the number of shares of Common Stock covered by such Warrant and herewith attaches __________ shares of the Holder's Series C Preferred Stock, in accordance with Section 3 of this Warrant, as payment of $____________, representing the full Purchase Price for a total of _____ shares of Common Stock at the exercise price per share provided for in this Warrant; or

     (c) purchase the number of shares of Common Stock covered by this Warrant, and herewith exchanges this Warrant, in accordance with the net issue exercise provisions of Section 5 herein, for __________ shares of Common Stock covered by this Warrant.

     The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:

                                    HOLDER



                                    _____________________________________
                                    By:__________________________________
                                    Title:_______________________________

                                    Name for Registration:_______________
                                    Mailing Address:_____________________
                                    _____________________________________